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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-39923) of U.S.A. Floral Products, Inc. of our report dated March 20, 2000, except for Note 7 as to which the date is March 24, 2000 appearing on page 36 of this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Washington, D.C.
March 30, 2000